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                                                                   EXHIBIT 99.11

                                PROMISSORY NOTE

                                                                    , California

                                                                  April 10, 2001

$362,644.71

     FOR VALUE RECEIVED, THE UNDERSIGNED, John Dickinson ("Maker"), promises to pay to the order of eMachines, Inc. ("Payee"), the sum of three hundred sixty two thousand six hundred forty dollars and 71/100 ($362,644.71) interest free, within eight (8) days after the Resignation Date (as defined in the Severance Agreement and Mutual Release entered into between the Payee and Maker (the "Severance and Mutual Release")), provided that Payee has made timely payment to Maker of the lump sum of $561,804.36, less applicable withholding called for by
Section 2(c) of the Severance and Mutual Release (it being understood that Payee shall first apply any amounts to be paid to Maker under Section 2(c) of the Severance and Mutual Release to the repayment of this Note (and Employee shall not receive any such amounts which are applied to repayment of this Note) and any remaining amounts, if any, shall then be paid to Employee); provided, further, that if Maker does not sign on the Resignation Date, or revokes after signing on the Resignation Date, the General Release (as defined in the Severance and Mutual Release), and Payee therefore does not have any obligation under Section 2(c) of the Severance and Mutual Release, then the preceding proviso shall not be applicable and this Note shall be due and payable within eight (8) days after the Resignation Date.

     Any unforgiven principal remaining on the Note shall automatically become due and payable in U.S. currency, in full, without notice or demand and without the need for any action or election by Payee, upon the occurrence at any time of any of the following events of default:

     a. Maker admits in writing his insolvency or his present or prospective inability to pay his debts generally as they become due, or commences any bankruptcy, reorganization or insolvency proceeding, under any federal, state or other law for the relief of debtors;

     b. Maker fails to obtain the dismissal, within sixty (60) days after commencement thereof, of any bankruptcy, reorganization or insolvency proceeding, or other proceeding under any law for the relief of debtors, instituted against him; or

     c. Upon the termination of Maker's employment with the Payee for any reason, with or without cause, including a termination because of death or disability, if such termination occurs on or before the Resignation Date, or if Maker is not a full-time employee of Payee at any time from the date hereof through the Resignation Date. If for any reason (including the events set forth in subparagraphs a, b or c of this Promissory Note) Maker does not pay Payee the principal amount due and owing, Maker's shall first have recourse against the lump sum of $561,804.36, less applicable withholding called for by paragraph 2(c) of the Severance and Mutual Release, and next against the Bonus called for by paragraph 2(b) of the Severance and Mutual Release, and in such event Payee authorizes Maker to deduct the principal amount due and owing from said lump sum
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payment. The preceding sentence shall not prevent Payee from using any other means to collect the amounts due and owing under this Note.

     If this Note is not paid in full when due, Maker promises to pay all costs of collection, including without limitation reasonable attorneys' fees, and all expenses incurred by Payee on account of such collection, whether or not any action or proceeding is commenced. Such costs and expenses shall include without limitation all costs, attorneys' fees and expenses incurred by Payee in connection with insolvency, bankruptcy, reorganization, or other similar proceedings involving Maker, which in any way affect the exercise by Payee of its rights and remedies under this Note.

     Maker hereby waives presentment, demand, protest, notices of protest, dishonor or nonpayment of this Note and all notices of every kind. Maker further waives the right to plead any and all statutes of limitation as a defense to a demand hereunder to the full extent permitted by law. None of the provisions hereof and none of the Payee's rights and remedies on account of any defaults shall be deemed to have been waived by Payee's acceptance of any past due sums or by any indulgence granted to Maker by Payee.

     "Payee" and "Maker" as used herein, shall include the heirs, executors or administrators, or successors or assigns, of those parties.

     This Note is governed by and shall be construed in accordance with the laws of the State of California. In any action brought under or arising out of this Note, Maker hereby consents to the jurisdiction of any competent court within Orange County, State of California, and further consents to service of process by any means authorized by California law.

     IN WITNESS WHEREOF, Maker has caused this Note to be duly executed the day and year first above written.


                                        By: /s/ JOHN DICKINSON
                                            ____________________
                                            John Dickinson

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